Exhibit 10.1

[ACTAVIS LETTERHEAD]

VIA E-MAIL AND OVERNIGHT DELIVERY

March 5, 2015

Maxine Gowen, Ph.D.

President and Chief Executive Officer

Trevena, Inc.

1018 West 8th Avenue, Suite A

King of Prussia, PA 19460

RE:                          Option Agreement between Trevena, Inc. (“Trevena”) and Forest Laboratories Holdings Limited, an indirect, wholly-owned subsidiary of Actavis plc (“Actavis”), dated as of May 3, 2013 (the “Agreement”)

Dear Max,

This letter agreement (the “Letter”), effective as of the date set forth above, is in reference to the Agreement and sets forth our mutual understanding with respect to the continuation of the Development Program following the recent completion of the Interim Analysis.  All capitalized terms used in this Letter that are not otherwise defined herein shall have the meanings given to them in the Agreement.

1.              Protocol Amendment.  Trevena shall conduct the Trevena Study in accordance with the  amended protocol set forth on Schedule 1 attached hereto (the “Amended Protocol”).  Trevena shall submit the Amended Protocol to the FDA, other applicable Regulatory Authorities and applicable Institutional Review Boards (IRBs), and shall not amend or modify the Amended Protocol without the prior written consent of Actavis; provided, however, that Actavis’ consent shall not be required with respect to any amendment to the Amended Protocol that, if Trevena is the current holder of the IND with respect to the Trevena Study, is explicitly (i) required in writing by the EMA or FDA or (ii) recommended in writing by the DSMB to address a safety concern with respect to the Lead Product (but, for clarity, not to address a concern regarding efficacy of the Lead Product).

2.              Development Plan Analyses.  Pursuant to Section 2.3.2 of the Agreement, set forth on Schedule 2 attached hereto are certain clarifications agreed by the Parties with respect to the Development Plan Analyses.

3.              PRA Testing.  Schedule 3 attached hereto sets forth the understanding of the parties with respect to PRA Testing (as defined therein).

4.              Consideration.  In consideration of the foregoing, Actavis hereby agrees to remit to Trevena the sum of Ten Million U.S. Dollars (US$10,000,000), payable, within 5 business days following the execution of this Letter and the receipt by Actavis of written wire transfer instructions from Trevena, by wire transfer in immediately available funds to such bank account as Trevena shall designate in such wire transfer instructions.

The Agreement shall remain in full force and effect and is hereby ratified and confirmed except that each reference to the “Agreement” or words of like import in the Agreement will mean and be a reference to the Agreement as amended by this Letter.

This Letter constitutes the legal, valid and binding obligation of the Parties and is enforceable against each of the Parties in accordance with its terms.  This Letter, together with the Agreement and the schedules and exhibits thereto, constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.  No modification of this Letter will be binding on the Parties unless and until the modification is set forth in writing, specifically referencing this Letter and signed by the Parties. This Letter and all controversies arising from or relating to the performance under this Letter shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Letter to the substantive law of another jurisdiction.

Please sign two copies of this Letter where indicated below to confirm Trevena’s agreement to this Letter and return one copy to the attention of Kira M. Schwartz, Vice President, Associate General Counsel, M&A, Licensing & Alliance Management, Actavis plc, 400 Interpace Parkway, Parsippany, NJ 07054.  This Letter may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and together shall constitute one and the same document.  Further, this Letter may be executed by facsimile or electronic signatures, which signatures shall have the same force and effect as original signatures.

Sincerely,

ACTAVIS PLC

/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: Chief Legal Officer

ACKNOWLEDGED AND AGREED:

TREVENA, INC.

/s/ Maxine Gowen
Name: Maxine Gowen, Ph.D.
Title: President and Chief Executive Officer

FOREST LABORATORIES HOLDINGS LIMITED

/s/ A. Robert D. Bailey
Name: A. Robert D. Bailey
Title: Vice President

Encl.: Schedule 1, Schedule 2, Schedule 3